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                                                                      Exhibit 99

[EBIX.COM LOGO]

NEWS RELEASE: FINAL

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
EBIX.COM INC.                      EBIX.COM:                     MILLER/SHANDWICK CONTACT:
5 Concourse Pkwy.                  Robin Raina                   Daryl Richard/Joe Potvin
Suite 3200, Atlanta, GA 30328      President & CEO               (617) 536-0470
(678) 281-2020                     (678) 281-2031                drichard@miller.shandwick.com
NASDAQ: EBIX                       rraina@ebix.com               jpotvin@miller.shandwick.com
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        SPECIALIST EUROPEAN INSURANCE GROUP AGREES TO INVEST IN EBIX.COM
            AND PROMOTE & USE EBIX.COM SERVICES THROUGHOUT ITS GROUP
                                    COMPANIES

- BRIT Insurance Holdings to purchase four million newly issued common stock for $5 million, at a premium to ebix.com's current market price

- Ebix.com to design and develop an end-to-end e-commerce-enabled system for BRIT

- Ebix.com to power technology initiatives for a number of BRIT Group Companies, potentially producing significant revenue streams over the next two years

ATLANTA, GA - February 6, 2001 - EBIX.COM INC. (NASDAQ: EBIX), the world's most comprehensive insurance portal, has signed a non-binding memorandum of understanding with BRIT Insurance Holdings PLC (LSE: BRE.L), a specialist UK insurer and re-insurer. The agreement involves BRIT injecting $5 million of cash into ebix.com, in addition to making ebix.com its technology partner to power the Information Technology needs of some of its group companies.

In a joint statement today, both the companies announced the brief details of the MOU, which are:

1. BRIT will acquire 4 million of newly issued ebix.com common stock for $5 million

2. Ebix.com will purchase a 20 percent share holding in IBStv.com from BRIT in exchange for 960,000 of ebix.com stock valued at $1.2 million. BRIT will continue to own approximately 38 percent of IBStv.com.

3. Ebix.com will provide technology infrastructure, support and consulting to some of the BRIT insurance Group companies. All these group companies will carry the "powered by ebix" logo as a symbol of this agreement.

4. Ebix.com will design, develop and maintain BRIT Insurance Holding's proposed e-commerce-enabled retail insurance and distribution system. This would involve developing the retail and, ultimately, the wholesale e-commerce operations of BRIT in a modular and gradual fashion.

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5.   BRIT and ebix.com will explore the possibility of launching Ebix Europe, to handle the end-to-end insurance needs of a consumer, a business customer or an insurance professional. This decision would be finalized by May 31, 2001.

6. BRIT will have the right to appoint two directors to the board of ebix.com. Initially, these will be the CEO and CFO of BRIT.

All the above is subject to approval by the Board of Directors of both the companies, and further terms and conditions to be laid down in the definitive agreement for the transaction.

"As a specialist insurance and re-insurance group, we understand the strength of the ebix.com business model and are very impressed with ebix.com's vision, technology prowess & absolute focus on being the technology driver of the insurance industry," said Neil Eckert, Chief Executive Officer, BRIT Insurance Holdings PLC. "Our decision to invest in ebix.com is driven by a combination of all these factors in addition to our desire to utilize ebix.com's technology to build an end-to-end strategic e-commerce system for BRIT. We are also exploring the possibility of launching Ebix Europe, while retaining the non-aligned nature of ebix.com's business model."

Robin Raina, President & CEO of ebix.com, said: "This agreement will help us fund some of our e-commerce initiatives and also give the company top line growth in revenues over the next two years. We are excited to be partnering with an established insurance and reinsurance company and feel honored to have been chosen to help design and develop the end-to-end e-commerce initiatives of the BRIT insurance Group companies. This agreement will be an important step forward in our effort to establish ebix.com as a leading player in the insurance e-commerce marketplace."

ABOUT BRIT INSURANCE HOLDINGS PLC

BRIT is a UK-based insurance holdings group with net asset value in excess of L240 million. The group has a significant presence in both the Lloyds & the UK insurance company market, together with distribution businesses in the UK personal lines & small commercial market. For more details on the group, please go to WWW.BRITHOLDINGS.COM.

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ABOUT IBSTV.COM

IBStv.com is the premier broadcaster of streaming video to the insurance and financial services industry. The company specializes in email video messaging, continuing education, training, topical programs and live webcasts. IBStv.com's unique streaming videos are powerful tools that assist agents, brokers and financial planners in the selling of insurance and financial products and services.

ABOUT EBIX.COM:

ebix.com, an HP Enabled E-Service which ebix.com Inc. launched on September 8, 1999, is the only site on the Web to meet the insurance needs of both the consumer and the insurance professional. ebix.com includes a virtual marketplace, ebix.mall, where consumers can define their policy coverages and seek competitive quotes from a number of carriers or agents/brokers in a timeframe defined by the consumer. This allows consumers to compare prices in a non-threatening environment and buy insurance online if they so desire.

ebix.com offers consumers access to over 1,000 agents representing nearly 2,000 different carriers, as well as 30 carriers quoting direct. ebix.com also incorporates powerful and secure business tools for agents/brokers, including the workflow and management engine ebix.link. ebix.link is currently being piloted by a number of leading carriers and agents in the United States, drawing from ebix.com Inc.'s strong business relationships with six of the ten largest insurance agencies in the world and over 3,000 agencies in the United States. This workflow engine, launched in January, can save insurance professionals up to 70 percent in time, energy and costs associated with processing day-to-day transactions.

ABOUT EBIX.COM INC.:

Founded in 1976, ebix.com Inc. - formerly known as Delphi Information Systems, Inc. (NASDAQ: EBIX) - is a leading international supplier of software and Internet solutions to the property & casualty insurance industry. The recent name change to ebix.com Inc. aligns the identity of the company with its strategic focus of using the Internet to enhance the way insurance business is transacted, through solutions that encompass both e-commerce and web-enabled agency management systems. An independent provider, ebix.com Inc. employs insurance and technology professionals who provide products, support and consultancy to over 3,000 customers on six continents.

For more information on ebix.com Inc. products and services, call 678-281-2020 or visit the ebix.com Inc. web site at WWW.EBIX.COM.

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                                      # # #

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER THE SECURITIES LITIGATION REFORM ACT OF 1995 - This press release contains various forward-looking statements and information that are based on ebix management's beliefs as well as assumptions made by and information currently available to management, including statements regarding the terms of agreements currently expected to be negotiated and entered into between ebix and BRIT and its affiliates, future economic performance and financial condition, liquidity and capital resources, acceptance of ebix's products by the market and management's plans and objectives. Such statements are subject to various risks and uncertainties which could cause actual results to vary materially from those stated. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated expected or projected. Such risks and uncertainties include ebix's ability to negotiate and obtain requisite approvals of the contemplated BRIT agreements and satisfy other conditions to such agreements, the extent to which the contemplated business initiatives are undertaken and are successful, the ability of ebix to overcome its recent history of operating losses and declining revenues, the availability and amount of future sources of capital and the terms thereof, the extent to which the ebix.com website can be successfully developed and marketed, the effects of the restatement of ebix's financial statements and the possible delisting from the NASDAQ SmallCap Market on the availability and terms of future sources of capital, the effects of such restatement and such possible delisting on the market for ebix's common stock, the possible effects of the Securities and Exchange Commission's investigation of ebix's financial reporting, the risks associated with future acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, ebix's ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, ebix's dependence on the insurance industry (and in particular independent agents), the highly competitive and rapidly changing automation systems market, ebix's ability to effectively protect its applications software and other proprietary information, ebix's ability to attract and retain quality management, and software, technical sales and other personnel, the risks of disruption of ebix's internet connections or internal service problems, the possibly adverse effects of substantial increase in volume of traffic on ebix's website, mainframe and other servers, possible security breaches on the ebix website and the possible effects of insurance regulation on ebix's business. Certain of these as well as other risks and uncertainties are described in more detail in ebix's periodic filings pursuant to the Securities Exchange Act of 1934. ebix undertakes no obligation to update any such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events or developments.